As filed with the Securities and Exchange Commission on May 28, 2014

Registration Nos. 333-69999, 333-53484, 333-98475

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement Nos. 333-69999 and 333-98475
Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-53484

UNDER
THE SECURITIES ACT OF 1933

ABAXIS, INC.
(Exact name of Registrant as specified in its charter)

California		77-0213001
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
3240 Whipple Road Union City, California 94587 (510) 675-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clinton H. Severson
President, Chief Executive Officer and Chairman of the Board
Abaxis, Inc.
3240 Whipple Road
Union City, California 94587
(510) 675-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Abaxis, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-3 to withdraw and remove from registration the unsold shares of the Company’s common stock, no par value per share, if any, previously registered for resale by the Company pursuant to the following registration statements (the “Registration Statements”):

•	Registration Statement on Form S-3 (File No. 333-69999), originally filed with the SEC on December 31, 1998;
•	Registration Statement on Form S-3 (File No. 333-53484), originally filed with the SEC on January 10, 2001; and
•	Registration Statement on Form S-3 (File No. 333-98475), originally filed with the SEC on August 21, 2002.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for resale that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof. The Company is deregistering such securities because it is no longer obligated to maintain the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Abaxis, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, State of California, on May 28, 2014.

ABAXIS, INC.

By:	/s/ Clinton H. Severson
Clinton H. Severson
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Exchange Act of 1934, these Post-Effective Amendments to the Registration Statement on Form S-3 have been signed on May 28, 2014 by the following persons in the capacities indicated.

Signature	Title

/s/ Clinton H. Severson	President, Chief Executive Officer and Director (Principal Executive Officer)
Clinton H. Severson

/s/ Alberto R. Santa Ines	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)
Alberto R. Santa Ines

/s/ Vernon E. Altman	Director
Vernon E. Altman

/s/ Richard J. Bastiani, Ph.D.	Director
Richard J. Bastiani, Ph.D.

/s/ Michael D. Casey	Director
Michael D. Casey

/s/ Henk J. Evenhuis	Director
Henk J. Evenhuis

*	Director
Prithipal Singh, Ph.D.

*By:	/s/ Clinton H. Severson
Clinton H. Severson As Attorney-in-Fact